EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are the names of subsidiaries, divisions and related organizations of Exelis, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

NAME	JURISDICTION IN WHICH ORGANIZED	NAME UNDER WHICH DOING BUSINESS
Al-Shabaka for Protection Products Marketing and General Support Services LLC	Iraq
Applied Kilovolts Group Holdings Limited	United Kingdom
Applied Kilovolts Holdings Limited	United Kingdom
Applied Kilovolts Inc.	Delaware
Applied Kilovolts Limited	United Kingdom
Archer Communications Systems Limited	United Kingdom
Brandenburg Limited	United Kingdom
California Commercial Spaceport, Inc.	California
CCSI Investment Corporation	California
CCSI Management Corporation	California
Darlington Inc.	Delaware
Defence Investments Limited EDO Artisan, Inc.	United Kingdom New Jersey
EDO Automotive Natural Gas Inc.	Delaware
EDO Communications & Countermeasures Systems, Inc.	California
EDO Corporation	New York
EDO Energy Corporation	Delaware
EDO MBM Technology Ltd.	United Kingdom
EDO Mtech Inc.	Pennsylvania
EDO Professional Services, Inc.	Virginia
EDO Reconnaissance & Surveillance Systems, Inc.	Delaware
EDO Rugged Systems Ltd.	United Kingdom
EDO (UK) Ltd	United Kingdom
EDO Western Corp.	Utah
EVI Technology, LLC	Delaware
Exelis Advanced Engineering & Sciences International Inc.	Delaware
Exelis Arctic Services, Inc.	Delaware
Exelis Australia Pty Ltd.	Australia
Exelis Communications Support, Inc.	Delaware
Exelis Defence Limited	United Kingdom
Exelis FSC Investment Corporation	Delaware
Exelis FSC Management Corporation	Delaware
Exelis Federal Services GmbH	Germany
Exelis Federal Services International, Ltd.	Caymans
Exelis GNSS Solutions, Inc.	California
Exelis Huntington LLC	Delaware
Exelis International, Inc.	Delaware
Exelis Luxembourg Sarl	Luxembourg
Exelis Security Services GmbH	Germany
Exelis Systems Corporation	Delaware
Exelis Visual Information Solutions GmbH	Germany
Exelis VIS KK	Japan
Exelis Visual Information Solutions France SARL	France
Exelis Visual Information Solutions B.V.	The Netherlands
Exelis Visual Information Solutions UK Limited	United Kingdom
Exelis Visual Information Solutions, Inc.	Colorado
Exelis Visual Information Solutions	Italy
Felec Services, Inc.	Delaware
Fiber Innovations, Inc.	Massachusetts

Gilcron Corporation	Delaware
Gilcron International Corporation.	Delaware
High Desert Support Services LLC	Delaware
Impact Science and Technology, Inc.	New Hampshire
IBL JV, LLC	Delaware
ITT Federal Services Arabia Ltd.	Saudi Arabia
ITT Federal Services International Corporation, Doel Skopje LLC	Macedonia
ITT Power Solutions, Inc.	Massachusetts
ITT Space Systems LLC	Delaware
Manu Kai, LLC	Hawaii
NexGen Communications LLC	Virginia
NextGen Equipage Fund LLC	Delaware
Space Computer Corporation	California
Spaceport Management Corporation	Delaware
Spaceport Systems International LP	Delaware
Specialty Plastics Inc.	Louisiana
Electronic Systems Division	n/a
Geospatial Systems Division	n/a
Information Systems Division	n/a
Mission Systems Division	n/a
Night Vision and Tactical Communications Systems Division	n/a

Note:	The names of certain subsidiaries have been omitted since, considered in the aggregate, they would not constitute a “significant subsidiary” as of the end of the year covered by this report.